SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2006

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	000-5142	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue, 20th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 10, 2006, Genco Shipping & Trading Limited (the “Company”) entered into an agreement with affiliates of Franco Compania Naviera S.A. under which the Company is to purchase three drybulk vessels for an aggregate price of $81.25 million. The acquisition is subject to customary closing conditions, and the vessels are expected to be delivered between August and November of 2006. Genco is to finance the acquisition of the three vessels through borrowings under its existing revolving credit facility. A copy of the Company’s press release announcing these agreements is attached hereto as Exhibit 99.1.

Item 9. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description

99.1        Press Release dated July 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       GENCO SHIPPING & TRADING LIMITED

                            /s/ John C. Wobensmith
                            John C. Wobensmith
                            Chief Financial Officer, Secretary and Treasurer
(Principal Financial and Accounting Officer)

DATE: July 12, 2006

Exhibit Index

Exhibit No.   Description

99.1        Press Release dated July 12, 2006.

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